                                                                  EXECUTION COPY

                        MORTGAGE LOAN PURCHASE AGREEMENT

                                     between

                      FIRST FRANKLIN FINANCIAL CORPORATION

                                    as Seller

                                       and

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

                                  as Purchaser

                                   Dated as of

                                February 1, 2007

Section 1.    Definitions...............................................       1
Section 2.    Purchase and Sale of the Mortgage Loans and Related
              Rights....................................................       4
Section 3.    Mortgage Loan Schedule....................................       5
Section 4.    Mortgage Loan Transfer....................................       5
Section 5.    Examination of Mortgage Files.............................       7
Section 6.    Sale Treatment............................................       9
Section 7.    Representations and Warranties of Seller Concerning the
              Mortgage Loans............................................       9
Section 8.    Representations and Warranties Concerning the Seller......      20
Section 9.    Representations and Warranties Concerning the Purchaser...      21
Section 10.   Conditions to Closing.....................................      23
Section 11.   Fees and Expenses.........................................      25
Section 12.   Accountants' Letters......................................      25
Section 13.   Indemnification...........................................      25
Section 14.   Notices...................................................      27
Section 15.   Transfer of Mortgage Loans................................      28
Section 16.   Termination...............................................      28
Section 17.   Representations, Warranties and Agreements to Survive
              Delivery..................................................      28
Section 18.   Mandatory Delivery; Grant of Security Interest............      28
Section 19.   Severability..............................................      29
Section 20.   Counterparts..............................................      29
Section 21.   Amendment.................................................      29
Section 22.   GOVERNING LAW.............................................      29
Section 23.   Further Assurances........................................      30
Section 24.   Successors and Assigns....................................      30
Section 25.   The Seller................................................      30
Section 26.   Entire Agreement..........................................      30
Section 27.   No Partnership............................................      30
EXHIBIT 1     MORTGAGE LOAN SCHEDULE INFORMATION........................   E-1-1
EXHIBIT 2     CONTENTS OF EACH MORTGAGE FILE............................   E-2-1
EXHIBIT 3     APPENDIX E - Standard & Poor's Predatory Lending
              Categories................................................   E-3-1
SCHEDULE A    MORTGAGE LOAN SCHEDULE....................................     A-1
SCHEDULE B    REQUIRED RATINGS FOR EACH CLASS OF CERTIFICATES...........     B-1

                        MORTGAGE LOAN PURCHASE AGREEMENT

     MORTGAGE LOAN PURCHASE AGREEMENT, dated as of February 1, 2007 (the "Agreement"), by and between FIRST FRANKLIN FINANCIAL CORPORATION, a Delaware corporation having an office at 2150 North First Street, San Jose, CA 95131 (the "Seller"), and MERRILL LYNCH MORTGAGE INVESTORS, INC., a Delaware corporation having an office at 250 Vesey Street, 4 World Financial Center, New York, New York 10080 (the "Purchaser").

     Upon the terms and subject to the conditions of this Agreement, the Seller agrees to sell, and the Purchaser agrees to purchase, certain first lien, fixed-and adjustable-rate mortgage loans secured by one- to four-family residences, townhouses, individual condominiums, co-op units and units in planned unit developments (collectively, the "Mortgage Loans") as described herein. The Purchaser intends to deposit the Mortgage Loans into a trust fund (the "Trust Fund" or the "Issuing Entity") and create the First Franklin Mortgage Loan Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-FF2 (the "Certificates"), under a pooling and servicing agreement, to be dated as of February 1, 2007 (the "Pooling and Servicing Agreement"), by and among the Purchaser, as depositor, LaSalle Bank, National Association, as trustee (the "Trustee") and Home Loan Services, Inc. (the "Servicer").

     The Purchaser has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Number 333-130545) relating to its Mortgage Asset-Backed Certificates and the offering of certain series thereof (including certain classes of the Certificates) from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (the "Securities Act"). Such registration statement, when it became effective under the Securities Act, and the prospectus relating to the public offering of certain classes of the Certificates by the Purchaser (the "Public Offering"), as from time to time each is amended or supplemented pursuant to the Securities Act or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus," respectively. The "Prospectus Supplement" shall mean that supplement, dated February 27, 2007 to the Prospectus, dated February 20, 2007, relating to certain classes of the Certificates. With respect to the Public Offering of certain classes of the Certificates, the Purchaser and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") have entered into a terms agreement dated as of February 26, 2007 to an underwriting agreement dated February 28, 2003, between the Purchaser and Merrill Lynch (together, the "Underwriting Agreement").

     Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties hereto agree as follows:

Section 1. Definitions.

     Certain terms are defined herein. Capitalized terms used herein but not defined herein shall have the meanings specified in the Pooling and Servicing Agreement. The following other terms are defined as follows:

     Adjustable Rate Mortgage Loan: A Mortgage Loan which provides for the adjustment of the Mortgage Rate payable in respect thereto.

     Adjustment Date: With respect to each Adjustable Rate Mortgage Loan, the date set forth in the related Mortgage Note on which the Mortgage Rate on such Adjustable Rate Mortgage Loan is adjusted in accordance with the terms of the related Mortgage Note.

     Appraised Value: With respect to any Mortgaged Property, the lesser of (i) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan either by a Qualified Appraiser or pursuant to the Automated Valuation Model as set forth in the Originator's Underwriting Guidelines, and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan, provided, however, in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the value determined by an appraisal made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan either by a Qualified Appraiser or pursuant to the Automated Valuation Model as set forth in the Originator's Underwriting Guidelines.

     Automated Valuation Model: A statistical mood or algorithm that estimates the market value of the subject property as of a particular date.

     Balloon Loan: A Mortgage Loan identified on the Mortgage Loan Schedule as a balloon mortgage loan.

     Buydown Mortgage Loan: A Mortgage Loan in which buydown funds are used to pay a portion of the interest payable on the Mortgage Loan for a specified period of time.

     Certificates: Shall mean the Class A-1 Certificates, the Class A-2A Certificates, the Class A-2B Certificates, the Class A-2C Certificates, the Class A-2D Certificates, the Class R Certificates, the Class M-1 Certificates, Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates and the Class B-4 Certificates issued pursuant to the Pooling and Servicing Agreement.

     Closing Date: February 28, 2007.

     Cut-off Date Balance: $205,989,567.

     Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced by a Replacement Mortgage Loan.

     Due Date: With respect to each Mortgage Loan, the first day in each month.

     Escrow Payments: The amounts constituting ground rents, taxes, assessments, water charges, sewer rents, primary insurance policy premiums, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the Mortgagee pursuant to the terms of any Mortgage Note or Mortgage.

     FHLMC: The Federal Home Loan Mortgage Corporation or any successor thereto.

     Fixed Rate Mortgage Loan: A Mortgage Loan with respect to which the Mortgage Rate set forth in the Mortgage Note is fixed for the term of such Mortgage Loan.

     Flood Zone Service Contract: A transferable contract maintained for the Mortgaged Property with a nationally recognized flood zone service provider for the purpose of obtaining the current flood zone status relating to such Mortgaged Property.

     FNMA: Fannie Mae or any successor thereto.

     Index: With respect to any Adjustable Rate Mortgage Loan, the index identified on the Mortgage Loan Schedule and set forth in the related Mortgage Note for the purpose of calculating the interest rate thereon.

     Merrill Lynch: Merrill Lynch, Pierce, Fenner & Smith Incorporated.

     MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

     MERS Loan: Any Mortgage Loan registered with MERS on the MERS System.

     MERS System: The system of recording transfers of mortgages electronically maintained by MERS.

     MIN: The Mortgage Identification Number for any MERS Loan.

     MOM Loan: Any Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Loan and its successors and assigns

     Monthly Payment: With respect to any Mortgage Loan, the scheduled combined payment of principal and interest payable by a Mortgagor under the related Mortgage Note on each Due Date.

     Moody's: Moody's Investors Service, Inc., or its successors in interest.

     Mortgage: The mortgage or deed of trust creating a first lien on an interest in real property securing a Mortgage Note.

     Mortgage File: The items set out on Exhibit 2 hereto pertaining to a particular Mortgage Loan.

     Mortgage Loan Schedule: The schedule of Mortgage Loans to be annexed hereto as Schedule A on the Closing Date setting forth the information contained on
Exhibit 1 hereto.

     Mortgage Note: The original executed note or other evidence of the Mortgage Loan indebtedness of a Mortgagor.

     Mortgage Rate: The annual rate of interest borne by a Mortgage Note as stated therein.

     Mortgaged Property: The Mortgagor's real property securing repayment of a related Mortgage Note, consisting of a fee simple interest or leasehold interest in a single parcel of real property improved by a Residential Dwelling.

     Mortgagor: The obligor(s) on a Mortgage Note.

     Opinion of Counsel: A written opinion of counsel, who may be counsel for the Seller or the Purchaser, reasonably acceptable to the Trustee.

     Origination Date: The date on which a Mortgage Loan funded.

     Originator: First Franklin Financial Corporation, a Delaware corporation.

     Originator's Underwriting Guidelines: The underwriting guidelines in effect as of the applicable Origination Date, used by the Originator in originating and/or acquiring Mortgage Loans, including the restrictions applicable thereto, as amended from time to time, and which have been provided or made available to the Purchaser.

     Person: Any legal person, including any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     Prepayment Charge: With respect to any Mortgage Loan, the premiums, fees, or charges, if any, due in connection with a full or partial prepayment of such Mortgage Loan in accordance with the terms thereof.

     Purchase Price: With respect to any Mortgage Loan required to be purchased by the Seller pursuant to the applicable provisions of this Agreement, an amount equal to the sum of (i) 100% of the principal remaining unpaid on such Mortgage Loan as of the date of purchase (including if a foreclosure has already occurred, the principal balance of the related Mortgage Loan at the time the Mortgaged Property was acquired), (ii) accrued and unpaid interest thereon at the Mortgage Rate through and including the last day of the month of purchase and (iii) any costs and damages incurred by the Issuing Entity in connection with any violation by such Mortgage Loan of any predatory or abusive-lending law.

     Qualified Appraiser: A state licensed or certified appraiser, duly appointed by the Originator, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfy the requirements of Title XI of FIRREA and the regulations promulgated thereunder with respect to appraisals (as in effect on the date the appraisal was made).

     Rating Agencies: S&P and Moody's, each a "Rating Agency."

     Refinanced Mortgage Loan: A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

     Residential Dwelling: Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a condominium project which meets the eligibility requirements of the Originator's Underwriting Guidelines, or (iv) a detached one-family dwelling in a planned unit development, none of which is a cooperative, mobile or manufactured home.

     S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or its successors in interest.

     Securities Act: The Securities Act of 1933, as amended.

     Tax Service Contract: A transferable contract maintained for the Mortgaged Property with a tax service provider for the purpose of obtaining current information from local taxing authorities relating to such Mortgaged Property.

Section 2. Purchase and Sale of the Mortgage Loans and Related Rights.

          (a) Upon satisfaction of the conditions set forth in Section 10 hereof, the Seller agrees to sell, and the Purchaser agrees to purchase Mortgage Loans having an aggregate Cut-off Date Balance of $205,989,567.

          (b) The closing for the purchase and sale of the Mortgage Loans and the closing for the issuance of the Certificates will take place on the Closing Date at the office of the Purchaser's counsel in New York, New York or such other place as the parties shall agree.

          (c) Upon the satisfaction of the conditions set forth in Section 10 hereof, on the Closing Date, in consideration of the purchase of the Mortgage Loans, the Purchaser shall (i) pay to the Seller an amount equal to the net sale proceeds of the Certificates plus accrued interest in immediately available funds by wire transfer to such account or accounts as shall be designated by the Seller.

Section 3. Mortgage Loan Schedule.

     The Seller agrees to provide to the Purchaser as of the Closing Date a listing of the Mortgage Loans (the "Mortgage Loan Schedule") setting forth the information listed on Exhibit 1 to this Agreement with respect to each of the Mortgage Loans being sold by the Seller. The Mortgage Loan Schedule shall be delivered to the Purchaser on the Closing Date, shall be attached to this Agreement on the Closing Date by the parties hereto and shall be in form and substance mutually agreed to by the Seller and the Purchaser.

Section 4. Mortgage Loan Transfer.

     The Purchaser will be entitled to all scheduled payments of principal and interest on the Mortgage Loans due after the Cut-off Date (regardless of when actually collected) and all payments thereof other than scheduled principal and interest received after the Cut-off Date. The Seller will be entitled to all scheduled payments of principal and interest on the Mortgage Loans due on or before the Cut-off Date (including payments collected after the Cut-off Date) and all payments thereof other than scheduled principal and interest on the Mortgage Loans received on or before the Cut-off Date. Such principal amounts and any interest thereon belonging to the Seller as described above will not be included in the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date as set forth on the Mortgage Loan Schedule.

     Pursuant to the Pooling and Servicing Agreement, the Purchaser will assign on the Closing Date all of its right, title and interest in and to the Mortgage Loans to the Trustee for the benefit of the Certificateholders. In connection with the transfer and assignment of the Mortgage Loans, the Seller has delivered or will deliver or cause to be delivered to the Trustee by the Closing Date the following documents or instruments with respect to each Mortgage Loan (the "Mortgage Loan Documents":

     (A) The original Mortgage Note endorsed in blank or, "Pay to the order of LaSalle Bank National Association, as trustee for the First Franklin Mortgage Loan Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-FF2, without recourse" together with all riders thereto. The Mortgage Note shall include all intervening endorsements showing a complete chain of the title from the originator of the Mortgage Loan to [____________________].

     (B) Except as provided below and for each Mortgage Loan that is not a MERS Loan, the original recorded Mortgage together with all riders thereto, with evidence of recording thereon, or, if the original Mortgage has not yet been returned from the recording office, a copy of the original Mortgage together with all riders thereto certified to be a true copy of the original of the Mortgage that has been delivered for recording in the appropriate recording office of the jurisdiction in which the Mortgaged Property is located and in the case of each MERS Loan, the original Mortgage together with all riders thereto, noting the presence of the MIN of the Loan and either language indicating that the Mortgage Loan is a MOM Loan or if the Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment thereof to MERS, with evidence of recording indicated thereon, or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded.

     (C) In the case of each Mortgage Loan that is not a MERS Loan, the original Assignment of each Mortgage in blank or, to "LaSalle Bank National Association, as trustee for the First Franklin Mortgage Loan Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-FF2."

     (D) The original or a certified copy of the policy of title insurance (or a preliminary title report, commitment or binder if the original title insurance policy has not been received from the title insurance company).

     (E) Originals of any intervening assignments of the Mortgage, with evidence of recording thereon (if necessary to show the complete chain of title from the originator of the Mortgage Loan to the mortgagee of record as of the Closing
Date) or, if the original intervening assignment has not yet been returned from the recording office, a copy of such assignment certified to be a true copy of the original of the assignment which has been sent for recording in the appropriate jurisdiction in which the Mortgaged Property is located.

     (F) Originals of all assumption and modification agreements, if any.

     (G) If in connection with any Mortgage Loan, the Purchaser cannot deliver the Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, with evidence of recording thereon, if applicable, concurrently with the execution and delivery of this Agreement solely because of a delay caused by the public recording office where such Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, has been delivered for recordation, the Purchaser shall deliver or cause to be delivered to the Trustee written notice stating that such Mortgage or assumption, consolidation or modification, as the case may be, has been delivered to the appropriate public recording office for recordation. Thereafter, the Purchaser shall deliver or cause to be delivered to the Trustee such Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, with evidence of recording indicated thereon, if applicable, upon receipt thereof from the public recording office. To the extent any required endorsement is not contained on a Mortgage Note or an Assignment of Mortgage, the Purchaser shall make or cause to be made such endorsement.

     The Seller and the Purchaser acknowledge hereunder that all of the Mortgage Loans and the related servicing will ultimately be assigned to LaSalle Bank, National Association, as Trustee for the Certificateholders, on the date hereof.

Section 5. Examination of Mortgage Files.

          (a) On or before the Closing Date, the Seller will have made the Mortgage Files available to the Purchaser or its agent for examination which may be at the offices of the Trustee or the Seller. The fact that the Purchaser or its agent has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser's rights to demand cure, repurchase, substitution or other relief as provided in this Agreement. In furtherance of the foregoing, the Seller shall make the Mortgage Files available to the Purchaser or its agent from time to time so as to permit the Purchaser to confirm the Seller's compliance with the delivery and recordation requirements of this Agreement and the Pooling and Servicing Agreement. In addition, upon request of the Purchaser, the Seller agrees to provide to the Purchaser, Merrill Lynch and to any investors or prospective investors in the Certificates information regarding the Mortgage Loans and their servicing, to make the Mortgage Files available to the Purchaser, Merrill Lynch and to such investors or prospective investors (which may be at the offices of the Seller and/or the Seller's custodian) and to make available personnel knowledgeable about the Mortgage Loans for discussions with the Purchaser, Merrill Lynch and such investors or prospective investors, upon reasonable request during regular business hours, sufficient to permit the Purchaser, Merrill Lynch and such investors or potential investors to conduct such due diligence as any such party reasonably believes is appropriate.

          (b) Except as set forth in the exception report delivered contemporaneously herewith (the "Exception Report"), the Trustee acknowledges receipt of the Mortgage Note for each Mortgage Loan and delivery of a Mortgage File (but does not acknowledge receipt of all documents required to be included in such Mortgage File) with respect to each Mortgage Loan and declares that it holds and will hold such documents and any other documents constituting a part of the Mortgage Files delivered to it in trust for the use and benefit of all present and future Certificateholders. The Purchaser will cause the Seller to repurchase any Mortgage Loan to which a material exception was taken in the Exception Report unless such exception is cured to the satisfaction of the Purchaser and the Trustee within 45 Business Days of the Closing Date.

          (c) The Trustee agrees, for the benefit of the Purchaser and the Certificateholders to review each Mortgage File delivered to it within sixty
(60) days after the Closing Date. The Trustee will ascertain and to certify, within seventy (70) days of the Closing Date, to the Purchaser and the Servicer that all documents required by Section 4 (A)-(B), (C) (if applicable), and
(D)-(E), and the documents if actually received by it, under Section 4 (F), have been executed and received, and that such documents relate to the Mortgage Loans that have been conveyed to it. It is herein acknowledged that, in conducting such review, the Trustee shall not be under any duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable or appropriate for the represented purpose, that they have actually been recorded or that they are other than what they purport to be on their face. If the Trustee finds any document or documents constituting a part of a Mortgage File to be missing or defective (that is, mutilated, damaged, defaced or unexecuted) in any material respect, the Trustee shall promptly (and in any event within no more than five Business Days) after such finding so notify the Servicer, the Seller and the Purchaser. In addition, the Trustee shall also notify the Servicer, the Seller and the Purchaser if the original Mortgage with evidence of recording thereon with respect to a Mortgage Loan is not received within seventy (70) days of the Closing Date; if it has not been received because of a delay caused by the public recording office where such Mortgage has been delivered for recordation, the Purchaser shall deliver or cause to be delivered to the Trustee written notice stating that such Mortgage has been delivered to the appropriate public recording office for recordation and thereafter the Purchaser shall deliver or cause to be delivered such Mortgage with evidence of recording thereon upon receipt thereof from the public recording office. The Trustee shall request that the Seller correct or cure such omission, defect or other irregularity, or substitute a Mortgage Loan pursuant to the provisions of Section 5(c), within ninety (90) days from the date the Seller was notified of such omission or defect and, if the Seller does not correct or cure such omission or defect within such period, that the Seller purchase such Mortgage Loan from the Issuing Entity within ninety (90) days from the date the Trustee notified the Seller of such omission, defect or other irregularity at the Purchase Price of such Mortgage Loan.

     The Purchase Price for any Mortgage Loan purchased pursuant to this Section 5(c) shall be paid to the Servicer and deposited by the Servicer in the Collection Account promptly upon receipt, and upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer or receipt of such deposit by the Trustee, the Trustee, upon receipt of a Request for Release and certification of the Servicer of such required deposit, shall promptly release to the Seller the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, without recourse, as shall be requested by the Seller and necessary to vest in the Seller or its designee, as the case may be, any Mortgage Loan released pursuant hereto, and the Trustee shall have no further responsibility with regard to such Mortgage Loan. It is understood and agreed that the obligation of the Seller to purchase, cure or substitute any Mortgage Loan as to which a material defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to the Purchaser and the Trustee on behalf of Certificateholders.

     The Trustee shall be under no duty or obligation to inspect, review and examine such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, recordable, duly authorized, sufficient, legal, valid or appropriate to the represented purpose, or that they have actually been recorded, or that they are other than what they purport to be on their face. The Trustee shall keep confidential the name of each Mortgagor except as required for the performance of this Agreement and the Trustee shall not solicit any such Mortgagor for the purpose of refinancing the related Mortgage Loan; notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known, or information obtained by the Trustee from sources other than the other parties hereto, (ii) disclosure of any and all information (A) if required to do so by any applicable law, rule or regulation,
(B) to any government agency or regulatory body having or claiming authority to regulate or oversee any aspects of the business of the Trustee or that of any Affiliate, (C) pursuant to any subpoena, civil investigation demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Trustee or any Affiliate or an officer, director, employer or shareholder thereof is a party or (D) to any Affiliate, independent or internal auditor, agent, employee or attorney of the Trustee having a need to know the same, provided that the Trustee advises such recipient of the confidential nature of the information being disclosed, or (iii) any other disclosure authorized by the Purchaser.

     Within seventy (70) days of the Closing Date, the Trustee shall deliver to the Purchaser and the Servicer the Trustee's Certification, substantially in the form of Exhibit D to the Pooling and Servicing Agreement, evidencing the completeness of the Mortgage Files, with any exceptions noted thereto.

Section 6. Sale Treatment.

          (a) [Reserved.]

          (b) It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Seller to the Purchaser, as contemplated by this Agreement be, and be treated as, a sale. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held by a court of competent jurisdiction to continue to be property of the Seller, then (i) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the applicable Uniform Commercial Code; (ii) the transfer of the Mortgage Loans provided for herein shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller's right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, to the extent the Purchaser would otherwise be entitled to own such Mortgage Loans and proceeds pursuant to Section 4 hereof, including all amounts, other than investment earnings, from time to time held or invested in any accounts created pursuant to the Pooling and Servicing Agreement, whether in the form of cash, instruments, securities or other property; (iii) the possession by the Purchaser or the Trustee of Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 (or comparable provision) of the applicable Uniform Commercial Code; and (iv) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Purchaser pursuant to any provision hereof or pursuant to the Pooling and Servicing Agreement shall also be deemed to be an assignment of any security interest created hereby. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be reasonably necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Pooling and Servicing Agreement.

Section 7. Representations and Warranties of Seller Concerning the Mortgage
Loans.

     The Seller hereby represents and warrants to the Purchaser as of the Closing Date or such other date as may be specified below with respect to each Mortgage Loan being sold by it:

          (a) The information set forth with respect to the Mortgage Loans on the Mortgage Loan Schedule provides an accurate listing of the Mortgage Loans, and the information with respect to each Mortgage Loan on the Mortgage Loan
Schedule is true and correct in all material respects at the date or dates respecting which such information is given;

          (b) [Reserved].

          (c) All payments required to be made up to the close of business on the Closing Date for such Mortgage Loan under the terms of the Mortgage Note have been made; the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by the Mortgage Note or Mortgage; and there has been no delinquency, exclusive of any period of grace, in any payment by the Mortgagor thereunder during the last twelve months;

          (d) There are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related Mortgaged Property;

          (e) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office if necessary to maintain the lien priority of the Mortgage, and which have been delivered to the custodian; the substance of any such waiver, alteration or modification has been approved by the insurer under the primary insurance policy, if any, and the title insurer, to the extent required by the related policy, and is reflected on the related Mortgage Loan Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the insurer under the primary insurance policy, if any, the title insurer, to the extent required by the policy, and which assumption agreement has been delivered to the custodian and the terms of which are reflected in the related Mortgage Loan Schedule;

          (f) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

          (g) All buildings upon the Mortgaged Property are insured by a generally acceptable insurer in accordance with Originator's Underwriting Guidelines against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located. All such insurance policies contain a standard mortgagee clause naming the Originator, its successors and assigns as mortgagee and all premiums thereon have been paid. If the Mortgaged Property is in an area identified on a Flood Hazard Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the Originator's Underwriting Guidelines. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

          (h) Any and all requirements of any federal, state or local law including, without limitation, applicable laws governing prepayment penalties, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, fair housing, disclosure laws and all applicable predatory and abusive lending laws applicable to the origination and servicing of mortgage loans of a type similar to the Mortgage Loans have been complied with and the consummation of the transactions contemplated hereby will not involve the violation of any such laws;

          (i) The Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release;

          (j) The related Mortgage is properly recorded and is a valid, existing and enforceable first lien and first priority security interest on the Mortgaged Property, including all improvements on the Mortgaged Property subject only to
(a) the lien of current real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the Originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable first lien and first priority security interest on the property described therein and the Seller has full right to sell and assign the same to the Purchaser. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

          (k) The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms subject to bankruptcy laws and similar laws of general application affecting creditors' rights and subject to the application of the rules of equity, including those respecting the availability of specific performance;

          (l) All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties. The Mortgagor is a natural person, the identity of such natural person was fully verified by the Seller and such Mortgagor is not in violation of any laws regarding identity theft;

          (m) The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the Mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage;

          (n) The Seller is the sole legal, beneficial and equitable owner of the Mortgage Note and the Mortgage. The Seller has full right and authority under all governmental and regulatory bodies having jurisdiction over such Seller, subject to no interest or participation of, or agreement with, any party, to transfer and sell the Mortgage Loan to the Purchaser pursuant to this Agreement free and clear of any encumbrance or right of others, equity, lien, pledge, charge, mortgage, claim, participation interest or security interest of any nature (collectively, a "Lien"); and immediately upon the transfers and assignments herein contemplated, the Seller shall have transferred and sold all of its right, title and interest in and to each Mortgage Loan and the Purchaser will hold good, marketable and indefeasible title to, and be the owner of, each Mortgage Loan subject to no Lien;

          (o) All Persons which have had any interest in the Mortgage Loan, whether as originator, mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were): (A) organized under the laws of such state, or (B) qualified to do business in such state, or (C) federal savings and loan associations or national banks having principal offices in such state, or (D) not doing business in such state so as to require qualification or licensing, or (E) not otherwise required to be licensed in such state. All parties which have had any interest in the Mortgage Loan were in compliance with any and all applicable "doing business" and licensing requirements of the laws of the state wherein the Mortgaged Property is located or were not required to be licensed in such state;

          (p) The Mortgage Loan is covered by an ALTA lender's title insurance policy (which, in the case of an Adjustable Rate Mortgage Loan has an adjustable rate mortgage endorsement in the form of ALTA 6.0 or 6.1) acceptable to FNMA and FHLMC, issued by a title insurer acceptable to FNMA and FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained above in (x)(a) and (b)) the Seller, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and, with respect to any Adjustable Rate Mortgage Loan, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Rate and Monthly Payment. Additionally, such lender's title insurance policy affirmatively insures ingress and egress to and from the Mortgaged Property, and against encroachments by or upon the Mortgaged Property or any interest therein. The Seller is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

          (q) There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has not waived any default, breach, violation or event of acceleration;

          (r) There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

          (s) All improvements which were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property;

          (t) At the time the Mortgage Loan was originated, the originator was a
(i) mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act or a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a Federal or State authority, or
(ii) a mortgage banker or broker licensed or authorized to do business in the jurisdiction in which the related Mortgaged Property is located, applying the same standards and procedures used by the Seller in originating Mortgage Loans directly. The Seller determined that the Mortgage Loans were originated in compliance with such standards prior to purchasing the Mortgage Loans;

          (u) Principal payments on the Mortgage Loan shall commence (with respect to any newly originated Mortgage Loans) or commenced no more than sixty
(60) days after the proceeds of the Mortgage Loan were disbursed. The Mortgage Loan bears interest at the Mortgage Rate. With respect to each Mortgage Loan, the Mortgage Note is payable on the first day of each month in Monthly Payments, which, (A) in the case of a Fixed Rate Mortgage Loan, are sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Rate, (B) in the case of an Adjustable Rate Mortgage Loan, are changed on each Adjustment Date, and in any case, are sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Rate and (C) in the case of a Balloon Loan, are based on a twenty (20) or thirty (30) year amortization schedule, as set forth in the related Mortgage Note, and a final monthly payment substantially greater than the preceding monthly payment which is sufficient to amortize the remaining principal balance of the Balloon Loan and to pay interest at the related Mortgage Rate. The Index for each Adjustable Rate Mortgage Loan is as defined in the related Mortgage Loan Schedule. The Mortgage Note does not permit negative amortization. No Mortgage Loan is a Convertible Mortgage Loan;

          (v) The origination and collection practices used by the Seller with respect to each Mortgage Note and Mortgage have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing industry. The Mortgage Loan has been serviced by the Seller and any predecessor servicer in accordance with the terms of the Mortgage Note. With respect to any Mortgage Loan which provides for an adjustable interest rate, all rate adjustments have been performed in accordance with the terms of the related Mortgage Note or subsequent modifications, if any. With respect to escrow deposits and Escrow Payments, if any, all such payments are in the possession of, or under the control of, the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under any Mortgage or the related Mortgage Note and no such escrow deposits or Escrow Payments are being held by the Seller for any work on a Mortgaged Property which has not been completed;

          (w) The Mortgaged Property is free of damage and waste and there is no proceeding pending or threatened for the total or partial condemnation thereof nor is such a proceeding currently occurring;

          (x) The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (a) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (b) otherwise by judicial foreclosure. The Mortgaged Property has not been subject to any bankruptcy proceeding (or with respect to each Mortgage Loan for which the proceeds were used to pay off a bankruptcy of the Mortgagor, the related Mortgaged Property is not subject to any bankruptcy proceeding) or foreclosure proceeding, nor are any such proceedings pending and the Mortgagor has not filed for protection under applicable bankruptcy laws. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage. The Mortgagor has not notified the Seller and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers and Sailors Civil Relief Act of 1940;

          (y) The Mortgage Loan was underwritten in accordance with the underwriting standards of the Seller in effect at the time the Mortgage Loan was originated; and the Mortgage Note and Mortgage are on forms acceptable to FNMA or FHLMC;

          (z) The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in (j) above;

          (aa) The Mortgage File contains an appraisal of the related Mortgaged Property which satisfied the standards of FNMA and FHLMC and was made and signed, prior to the approval of the Mortgage Loan application, by a qualified appraiser, duly appointed by the Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the Mortgage Loan and who met the minimum qualifications of FNMA and FHLMC (or contains an automated (statistical) appraisal in conjunction with FNMA Form 2055 or FNMA Form 2075 appraisals pursuant to the Seller's underwriting guidelines in the case of Mortgage Loans in the Express Valuing Program of the Seller). Each appraisal of the Mortgage Loan was made in accordance with the relevant provisions of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989;

          (bb) In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

          (cc) No Mortgage Loan contains provisions pursuant to which Monthly Payments are (a) paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor, (b) paid by any source other than the Mortgagor or (c) contains any other similar provisions which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature (with the exception of the Seller's Dividend Loan Program);

          (dd) The Mortgagor has received all disclosure materials required by applicable law with respect to the making of fixed rate mortgage loans in the case of Fixed Rate Mortgage Loans, and adjustable rate mortgage loans in the case of Adjustable Rate Mortgage Loans and rescission materials with respect to Refinanced Mortgage Loans;

          (ee) No Mortgage Loan was made in connection with (a) the construction or rehabilitation of a Mortgaged Property or (b) facilitating the trade-in or exchange of a Mortgaged Property;

          (ff) The Seller has no knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that can reasonably be expected to cause the Mortgage Loan to be an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value of the Mortgage Loan;

          (gg) If a mortgage loan has primary mortgage loan insurance, each such primary mortgage insurance policy is issued by a Qualified Insurer, which insures that portion of the Mortgage Loan in excess of the portion of the Appraised Value of the Mortgaged Property required by FNMA. All provisions of such primary insurance policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage subject to any such primary insurance policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith. The Mortgage Rate for the Mortgage Loan does not include any such insurance premium;

          (hh) The Mortgaged Property is lawfully occupied under applicable law; all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. No improvement located on or being part of any Mortgaged Property is in violation of any applicable zoning law or regulation. To the best of the Seller's knowledge and with respect to each Mortgage Loan that is covered by a primary insurance policy, the improvement(s) located on or being part of the related Mortgaged Property were constructed in accordance with the specifications set forth in the original construction plans;

          (ii) No error, omission of material fact, misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of any person, including without limitation the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan. If a mortgage insurer fails to pay a claim submitted with respect to the related Mortgage Loan as a result of the mortgage insurer successfully asserting a defense based on fraud, then such failure to pay shall (i) constitute a breach of this representation which materially and adversely affects the interests of the owner of the Mortgage Loan and (ii) allow the Purchaser to enforce the remedies set forth in this Section 7;

          (jj) Each original Mortgage was recorded and all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded, or are in the process of being recorded, in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller. The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

          (kk) Any principal advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority with respect to each Mortgage Loan by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to FNMA and FHLMC. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

          (ll) If the Residential Dwelling on the Mortgaged Property is a condominium unit or a unit in a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets the eligibility requirements of the Seller. With respect to Mortgage Loans that are secured by a leasehold estate, (A) the lease is valid, in full force and effect, and conforms to all of FNMA's requirements for leasehold estates; (B) all rents and other payments due under the lease have been paid; (C) the lessee is not in default under any provision of the lease;
(D) the term of the lease exceeds the maturity date of the related Mortgage Loan by at least five (5) years; and (E) the terms of the lease provide a Mortgagee with an opportunity to cure any defaults;

          (mm) Each Mortgage Loan originated in the state of Texas pursuant to
Article XVI, Section 50(a)(6) of the Texas Constitution (a "Texas Refinance Loan") has been originated in compliance with the provisions of Article XVI,
Section 50(a)(6) of the Texas Constitution, Texas Civil Statutes and the Texas Finance Code. With respect to each Texas Refinance Loan that is a Cash-Out Refinancing, the related Mortgage Loan Documents state that the Mortgagor may prepay such Texas Refinance Loan in whole or in part without incurring a Prepayment Charge. The Seller does not collect any such Prepayment Charges in connection with any such Texas Refinance Loan;

          (nn) The source of the down payment with respect to each Mortgage Loan has been fully verified by the Seller;

          (oo) Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months;

          (pp) The Mortgaged Property is in material compliance with all applicable environmental laws pertaining to environmental hazards including, without limitation, asbestos, and neither the Seller nor, to the Seller's knowledge, the related Mortgagor, has received any notice of any violation or potential violation of such law;

          (qq) The Seller shall, at its own expense, cause each Mortgage Loan to be covered by a "life of loan" Tax Service Contract which is assignable to the Purchaser or its designee at no cost to the Purchaser or its designee; provided however, that if the Seller fails to purchase such Tax Service Contract, the Seller shall be required to reimburse the Purchaser for all costs and expenses incurred by the Purchaser in connection with the purchase of any such Tax Service Contract;

          (rr) Each Mortgage Loan is covered by a "life of loan" Flood Zone Service Contract which is assignable to the Purchaser or its designee at no cost to the Purchaser or its designee or, for each Mortgage Loan not covered by such Flood Zone Service Contract, the Seller agrees to purchase such Flood Zone Service Contract;

          (ss) None of the Adjustable Rate Mortgage Loans include an option to convert to a Fixed Rate Mortgage Loan;

          (tt) No selection procedures were used by the Seller that identified the Mortgage Loans as being less desirable or valuable than other comparable mortgage loans being offered for sale by the Seller;

          (uu) Each Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G of the Code (as determined without regard to Treas. Reg. Section 1.860G-2(a)(3) or any similar rule that treats a defective obligation as a qualified mortgage for a temporary period). Any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loans;

          (vv) No Mortgage Loan shall (a) be subject to Section 226.32 of Regulation Z or any similar state or local law (relating to high interest rate credit/lending transactions), (b) include any single premium credit life or accident and health insurance or disability insurance, or (c) contain any term or condition, or involves any loan origination practice, that has been defined as "predatory," "covered," or "threshold" under applicable federal, state or local law, or which has been expressly categorized as an "unfair" or "deceptive" term, condition, or practice in any applicable federal, state or local law dealing with "predatory" or "high cost" mortgage lending;

          (ww) The Mortgage Loan Documents with respect to each Mortgage Loan subject to Prepayment Charges specifically authorizes such Prepayment Charges to be collected and such Prepayment Charges are permissible and enforceable in accordance with the terms of the related Mortgage Loan Documents and applicable law;

          (xx) No Mortgage Loan had an LTV or a CLTV in excess of 100% at origination;

          (yy) No Mortgage Loan made on or after October 1, 2002 or prior to March 7, 2003 is subject to the Georgia Fair Lending Act (OGCA Sections 7 6A 1, et. seq.), as such Act may be amended from time to time, or is subject to any similar law that would subject the Purchaser to "assignee" or "originator" liability similar to that described in the Georgia Fair Lending Act;

          (zz) No Mortgage Loan had an original term to maturity of more than thirty (30) years;

          (aaa) Each Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of the related Mortgage Loan in the event the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;

          (bbb) Each Mortgage Note is comprised of one original promissory note and each such promissory note constitutes an "instrument" for purposes of section 9-102(a)(65) of the UCC;

          (ccc) No predatory or deceptive lending practices, as defined by applicable federal, state or local law applicable to the Seller, including but not limited to, the extension of credit to the mortgagor without regard for the mortgagor's ability to repay the Mortgage Loan and the extension of credit to the mortgagor which has no apparent benefit to the mortgagor, were employed by the originator of the Mortgage Loan in connection with the origination of the Mortgage Loan. No mortgagor was required to purchase single premium credit life insurance, disability insurance or similar insurance in connection with the origination of the Mortgage Loan;

          (ddd) The Seller and its agents have at all times complied with all applicable federal, state and local anti-money laundering laws, orders and regulations, including without limitation the USA PATRIOT Act of 2001 (collectively, the "Anti-Money Laundering Laws"), in respect of the origination and servicing of each Mortgage Loan; the Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination and servicing of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws; no Mortgage Loan is subject to nullification pursuant to Executive Order 13224 (the "Executive Order") or the regulations promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury ("OFAC Regulations") or in violation of the Executive Order or the OFAC Regulations, and no Mortgagor is subject to the provisions of such Executive Order or the OFAC Regulations nor listed as a "blocked person" for purposes of the OFAC Regulations;

          (eee) Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of FNMA's Selling Guide (this representation and warranty shall be construed only to mean that none of the representations and warranties specified in clauses (fff) through (ooo) and
(sss) below have been breached);

          (fff) No Mortgagor was encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan's originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan's origination, such Mortgagor did not qualify taking into account credit history and debt-to-income ratios for a lower-cost credit product then offered by the Mortgage Loan's originator or any affiliate of the Mortgage Loan's originator. If, at the time of loan application, the Mortgagor may have qualified for a lower-cost credit product then offered by any mortgage lending affiliate of the Mortgage Loan's originator, the Mortgage Loan's originator referred the Mortgagor's application to such affiliate for underwriting consideration;

          (ggg) The methodology used in underwriting the extension of credit for each Mortgage Loan employs objective mathematical principles which relate the Mortgagor's income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the Mortgagor's equity in the collateral as the principal determining factor in approving such credit extension (other than No Documentation Mortgage Loans). Such underwriting methodology confirmed that at the time of origination (application/approval) the Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan;

          (hhh) With respect to any Mortgage Loan that contains a provision permitting imposition of a Prepayment Charge prior to maturity: (i) prior to the Mortgage Loan's origination, the Mortgagor agreed to such Prepayment Charge in exchange for a monetary benefit, including but not limited to a rate or fee reduction, (ii) prior to the Mortgage Loan's origination, the Mortgagor was offered the option of obtaining a mortgage loan that did not require payment of such a Prepayment Charge, (iii) the Prepayment Charge is disclosed to the Mortgagor in the loan documents pursuant to applicable state and federal law, and (iv) for loans originated on or after September 1, 2004, the duration of the prepayment period shall not exceed three (3) years from the date of the note, unless the Mortgage Loan was modified to reduce the prepayment period to no more than three years from the date of the note and the Mortgagor was notified in writing of such reduction in prepayment period;

          (iii) No Mortgage Loan is a Balloon Loan that has an original stated maturity of less than seven (7) years. No Mortgagor was required to purchase any single premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment, or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single-premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment or health insurance) in connection with the origination of the Mortgage Loan. No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan;

          (jjj) All points and fees related to each Mortgage Loan were disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation. All points related to each Mortgage Loan are listed on the Mortgage Loan Schedule and are complete, true and correct.

          (kkk) All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan has been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation;

          (lll) The Seller will transmit full-file credit reporting data for each Mortgage Loan and that for each Mortgage Loan, Servicer agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off. In the case of correspondent originated loans, the reporting cycle will not commence until sixty (60) days from the transfer of servicing from the correspondent originator;

          (mmm) No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 ("HOEPA"), no Mortgage Loan is subject to the requirements of

HOEPA and no Mortgage Loan is in violation of any applicable comparable state or local law. Any breach of this representation shall be deemed to materially and adversely affect the interests of the owner of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loans;

          (nnn) No Mortgage Loan was originated on or after October 1, 2002 and prior to March 7, 2003, which is secured by property located in the State of Georgia. No Mortgage Loan was originated on or after March 7, 2003 which is a "high cost home loan" as defined under the Georgia Fair Lending Act. Any breach of this representation shall be deemed to materially and adversely affect the interests of the owner of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan;

          (ooo) No Mortgage Loan (a) is secured by property located in the State of New York, (b) had an original principal balance of $300,000 or less, and (c) has an application date on or after April 1, 2003, the terms of which Mortgage Loan equal or exceed either the APR or points and fees threshold for "high-cost home loans," as defined in Section 6-L of the New York State Banking Law. Any breach of this representation shall be deemed to materially and adversely affect the interests of the owner of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loans;

          (ppp) No Mortgagor obtained a prepaid single-premium credit-life, credit disability, credit unemployment or credit property insurance policy in connection with the origination of the Mortgage Loan. Any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loans;

          (qqq) No Mortgage Loan originated prior to October 1, 2004 has a Prepayment Charge longer than five years after its origination; and no Mortgage Loan originated on or after October 1, 2004 has a Prepayment Charge longer than three years after its origination. Any breach of this representation shall be deemed to materially and adversely affect the interests of the owner of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loans;

          (rrr) The Seller and any predecessor servicer has fully furnished and will fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its Mortgagor credit files to Equifax, Experian and Trans Union Credit Information Company, on a monthly basis. Any breach of this representation shall be deemed to materially and adversely affect the interests of the owner of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loans;

          (sss) Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state and federal laws, including, but not limited to, all applicable predatory or abusive lending laws;

          (ttt) The information set forth in the Prepayment Charge schedule is complete, true and correct in all material respects on the date or dates when such information is furnished and each Prepayment Charge is permissible and enforceable in accordance with its terms under applicable law;

          (uuu) No Mortgaged Property related to a Mortgage Loan has less than 700 square feet (or 650 square feet with respect to condominiums) if the loan-to-value ratio is greater than 90%;

          (vvv) No Mortgaged Property related to a Mortgage Loan was listed for sale at the time of origination. No Mortgaged Property related to a Mortgage Loan was listed for sale as of the Cut-off Date;

          (www) No Mortgage Loan is classified as a high cost mortgage loan under HOEPA, and no Mortgage Loan is a "high cost home," "covered" (excluding home loans defined as "covered home loans" pursuant to clause (1) of the definition of that term in the New Jersey Home Ownership Security Act of 2002 that were originated between November 26, 2003 and July 7, 2004), "high risk home" or "predatory" loan under any applicable state, federal or local law (or a similarly classified loan using different terminology under an applicable law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees). Any breach of this representation shall be deemed to materially and adversely affect the interests of the owner of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan;

          (xxx) No Mortgage Loan is a "home loan" as defined by Nevada Assembly Bill No. 284;

          (yyy) No Mortgage Loan is a "high-rate, high-fee mortgage" as defined by Maine House Bill 383 L.D. 494;

          (zzz) No Mortgage Loan is a "High-Cost Home Loan" as defined in New York Banking Law 6-1.

          (aaaa) No Mortgage Loan is a "High-Cost Home Loan" as defined in the Arkansas Home Loan Protection Act effective July 16, 2003 (Act 1340 of 2003);

          (bbbb) No Mortgage Loan is a "High-Cost Home Loan" as defined in the Kentucky high-cost home loan statute effective June 24, 2003 (Ky. Rev. Stat.
Section 360.100);

          (cccc) No Mortgage Loan is a "High-Cost Home Loan" as defined in the New Jersey Home Ownership Act effective November 27, 2003 (N.J.S.A. 46:10B-22 et seq.);

          (dddd) No Mortgage Loan is a "High-Cost Home Loan" as defined in the New Mexico Home Loan Protection Act effective January 1, 2004 (N.M. Stat. Ann. Sections 58-21A-1 et seq.);

          (eeee) No Mortgage Loan is a "High-Risk Home Loan" as defined in the Illinois High- Risk Home Loan Act effective January 1, 2004 (815 Ill. Comp. Stat. 137/1 et seq.); No Mortgage Loan is a "High-Cost Home Mortgage Loan" as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 6, 2004 (Mass. Ann. Laws Ch. 183C);

None of the Mortgage Loans that are secured by property located in the State of Illinois are in violation of the provisions of the Illinois Interest Act; No Mortgage Loan is a "High Cost Home Loan" as defined in the Indiana Home Loan Practices Act, effective January 1, 2005 (Ind. Code Ann. Sections 24-9-1 through 24-9-9);

          (ffff) No Mortgage Loan is a "high cost," "covered" (excluding home loans defined as "covered home loans" pursuant to clause (1) of the definition of that term in the New Jersey Home Ownership Security Act of 2002) or other similarly designated loan as defined under any applicable state, local or federal law, which law contains provisions that may result in liability to the purchaser or assignee of such Mortgage Loan;

          (gggg) Except as disclosed on the Mortgage Loan Schedule, a full appraisal (URAR Form 1004) was obtained;

          (hhhh) An automated valuation model was not the sole method used in the appraisal process of any Mortgage Loan;

          (iiii) With respect to each Mortgage Loan, the FICO score provided is not a NextGen FICO score;

          (jjjj) No Mortgage Loan is a Buydown Mortgage Loan;

          (kkkk) No Mortgage Loan requires the Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction. Any breach of this representation shall be deemed to materially and adversely affect the interests of the owner of the Mortgage Loan and shall require al repurchase of the affected Mortgage Loan;

          (llll) No litigation is pending or threatened with respect to the Mortgage Loan or Mortgaged Property; and

          (mmmm) No Mortgage Loan provides for interest other than at either (i) a single fixed rate in effect throughout the term of the Mortgage Loan or (ii) a "variable rate" (within the meaning of Treas. Reg. Section 1.860G-1(a)(3)) in effect throughout the term of the Mortgage Loan;

          (nnnn) The Seller would not, based on the delinquency status of the Mortgage Loans, institute foreclosure proceedings with respect to any of the Mortgage Loans prior to the next scheduled payment for such Mortgage Loan; and

          (oooo) None of the Mortgage Loans are "high cost" as defined by applicable predatory and abusive lending laws; No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the current Standard & Poor's LEVELS(R) Glossary which is now Version 5.7 Revised, Appendix
E).

     Upon discovery by any of the Seller, the Purchaser, the Servicer or the Trustee (or its custodian) of a breach of any of such representations and warranties that adversely and materially affects the value of the related Mortgage Loan, Prepayment Charges or the interests of the Certificateholders, the party discovering such breach shall give prompt written notice to the other parties. Within sixty (60) days of the discovery of such breach of any representation or warranty, the Seller shall either (a) cure such breach in all material respects, (b) repurchase such Mortgage Loan or any property acquired in respect thereof from the Trustee at the Purchase Price or
(c) within the two year period following the Closing Date, substitute a Replacement Mortgage Loan for the affected Mortgage Loan. In the event of discovery of a breach of any representation and warranty of the Seller, the Trustee's rights shall be enforced under this Agreement for the benefit of Certificateholders. In the event that such breach relates solely to the unenforceability of a Prepayment Charge, amounts received in respect of such indemnity up to the amount of such Prepayment Charge shall be distributed pursuant to Section 4.04(b)(i) of the Pooling and Servicing Agreement. If the Seller substitutes for a Mortgage Loan for which there is a breach of any representations and warranties in this Agreement which adversely and materially affects the value of such Mortgage Loan and such substitute mortgage loan is not a Replacement Mortgage Loan, the Seller will, in exchange for such substitute Mortgage Loan, (i) provide the applicable Purchase Price for the affected Mortgage Loan or (ii) within two years of the Closing Date, substitute such affected Mortgage Loan with a Replacement Mortgage Loan. Any such substitution shall not be effected prior to the additional delivery to the Trustee of a Request for Release substantially in the form of Exhibit I to the Pooling and Servicing Agreement and shall not be effected unless it is within two years of the Startup Day. With respect to the representations and warranties described in this Section that are made to the best of the Seller's knowledge, if it is discovered by any of the Purchaser, the Seller or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, notwithstanding the Seller's lack of knowledge with respect to the substance of such representation or warranty, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

     The Seller indemnifies and holds the Issuing Entity, the Trustee (or its custodian, as applicable), the Purchaser, the Servicer and each Certificateholder harmless against any and all taxes, claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Issuing Entity, the Trustee (or its custodian, as applicable), the Purchaser, the Servicer and any Certificateholder may sustain in connection with any actions of the Seller relating to a repurchase of a Mortgage Loan other than in compliance with the terms of this
Section 7, to the extent that any such action causes (i) any federal or state tax to be imposed on the Issuing Entity or any REMIC provided for in the Pooling and Servicing Agreement, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup day" under Section 860G(d)(1) of the Code, or
(ii) any REMIC created in the Pooling and Servicing Agreement to fail to qualify as a REMIC at any time that any Certificate is outstanding. In furtherance of the foregoing, if the Seller is not a member of MERS and repurchases a Mortgage Loan which is registered on the MERS System, the Seller, at its own expense and without any right of reimbursement, shall cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the Seller and shall cause such Mortgage to be removed from registration on the MERS System in accordance with MERS' rules and regulations.

     With respect to any Mortgage Loan repurchased by the Seller hereunder, the principal portion of the funds received by the Servicer in respect of such repurchase of a Mortgage Loan will be considered a Principal Prepayment and shall be deposited in the Certificate Account pursuant to Section 3.05 of the Pooling and Servicing Agreement. Upon receipt by the Trustee of notice from the Servicer of receipt by the Servicer of the full amount of the Purchase Price for a Deleted Mortgage Loan, and upon receipt by the Trustee of the Mortgage File for a Replacement Mortgage Loan substituted for a Deleted Mortgage Loan and a Request for Release, the Trustee shall release and reassign to the Seller the related Mortgage File for the Deleted Mortgage Loan and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be necessary to vest in such party or its designee or assignee title to any Deleted Mortgage Loan released pursuant hereto, free and clear of all security interests, liens and other encumbrances created by this Agreement, which instruments shall be prepared by the Purchaser or the Seller, and the Trustee (and its custodian) shall have no further responsibility with respect to the Mortgage File relating to such Deleted Mortgage Loan.

     With respect to each Replacement Mortgage Loan to be delivered to the Trustee pursuant to the terms of this Section 7 in exchange for a Deleted Mortgage Loan: (i) the Seller must deliver to the Trustee the Mortgage File for the Replacement Mortgage Loan along with a written certification certifying as to the Mortgage Loan satisfying all requirements under the definition of Replacement Mortgage Loan and the delivery of such Mortgage File and containing the granting language set forth in Section 4; and (ii) the Purchaser will be deemed to have made, with respect to such Replacement Mortgage Loan, each of the representations and warranties made by it with respect to the related Deleted Mortgage Loan. The Trustee shall review the Mortgage File with respect to each Replacement Mortgage Loan and certify to the Purchaser that all documents required by Section 4(A)-(B), (C) (if applicable), and (D)-(E) have been executed and received.

     For any month in which the Seller substitutes one or more Replacement Mortgage Loans for one or more Deleted Mortgage Loans, the Seller will determine the amount (if any) by which the aggregate principal balance of all such Replacement Mortgage Loans as of the date of substitution and the aggregate Prepayment Charges with respect to such Replacement Mortgage Loans is less than the aggregate Stated Principal Balance (after application of the principal portion of the Monthly Payment due in the month of substitution) and aggregate Prepayment Charges of all such Deleted Mortgage Loans. An amount equal to the aggregate of the deficiencies described in the preceding sentence (such amount, the "Substitution Adjustment Amount") plus an amount equal to any unreimbursed costs, penalties and/or damages incurred by the Issuing Entity in connection with any violation relating to such Deleted Mortgage Loan of any predatory or abusive lending law shall be remitted by the Seller to the Trustee for deposit into the Certificate Account by the Seller on the Determination Date for the Distribution Date relating to the Prepayment Period during which the related Mortgage Loan became required to be purchased or replaced hereunder.

     Notwithstanding any other provision of this Agreement, the right to substitute Mortgage Loans pursuant to this Section 7 shall be subject to the additional limitations that no substitution of a Replacement Mortgage Loan for a Deleted Mortgage Loan shall be made unless the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make the substitution) that, under current law, such substitution will not (A) affect adversely the status of any REMIC established pursuant to the Pooling and Servicing Agreement as a REMIC, or of the related "regular interests" as "regular interests" in any such REMIC, or (B) cause any such REMIC to engage in a "prohibited transaction" or prohibited contribution pursuant to the REMIC Provisions.

     The Purchaser shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Replacement Mortgage Loan or Replacement Mortgage Loans. Upon such substitution by the Seller, such Replacement Mortgage Loan or Replacement Mortgage Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement, including all applicable representations and warranties thereof included herein as of the date of substitution.

     It is understood and agreed that the representations, warranties and indemnification set forth in this Section 7 of the Seller hereunder shall each survive delivery of the Mortgage Files and the Assignment of Mortgage of each Mortgage Loan to the Trustee and shall continue throughout the term of this Agreement.

Section 8. Representations and Warranties Concerning the Seller.

     As of the date hereof and as of the Closing Date, the Seller represents and warrants to the Purchaser as to itself in the capacity indicated as follows:

          (a) the Seller (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) is qualified and in good standing to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Seller's business as presently conducted or on the Seller's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

          (b) the Seller has full power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

          (c) the execution and delivery by the Seller of this Agreement have been duly authorized by all necessary action on the part of the Seller; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Seller or its properties or the charter or by-laws of the Seller, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Seller's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

          (d) the execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made and, in connection with the recordation of the Mortgages, powers of attorney or assignments of Mortgages not yet completed;

          (e) this Agreement has been duly executed and delivered by the Seller and, assuming due authorization, execution and delivery by the Purchaser, constitutes a valid and binding obligation of the Seller enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

          (f) there are no actions, suits or proceedings pending or, to the knowledge of the Seller, threatened against the Seller, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Seller will be determined adversely to the Seller and will if determined adversely to the Seller materially and adversely affect the Seller's ability to perform its obligations under this Agreement; and the Seller is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

Section 9. Representations and Warranties Concerning the Purchaser.

     As of the date hereof and as of the Closing Date, the Purchaser represents and warrants to the Seller as follows:

          (a) the Purchaser (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) is qualified and in good standing as a foreign corporation to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Purchaser's business as presently conducted or on the Purchaser's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

          (b) the Purchaser has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

          (c) the execution and delivery by the Purchaser of this Agreement have been duly authorized by all necessary corporate action on the part of the Purchaser; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Purchaser or its properties or the articles of incorporation or by-laws of the Purchaser, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Purchaser's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

          (d) the execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made;

          (e) this Agreement has been duly executed and delivered by the Purchaser and, assuming due authorization, execution and delivery by the Seller, constitutes a valid and binding obligation of the Purchaser enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

          (f) there are no actions, suits or proceedings pending or, to the knowledge of the Purchaser, threatened against the Purchaser, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Purchaser will be determined adversely to the Purchaser and will if determined adversely to the Purchaser materially and adversely affect the Purchaser's ability to perform its obligations under this Agreement; and the Purchaser is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

          (g) the Purchaser's Information (as defined in Section 13(b) hereof) does not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 10. Conditions to Closing.

          (a) The obligations of the Purchaser under this Agreement will be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

          (i) Each of the obligations of the Seller required to be performed at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects; all of the representations and warranties of the Seller under this Agreement shall be true and correct as of the date or dates specified in all material respects; and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement, or the Pooling and Servicing Agreement; and the Purchaser shall have received certificates to that effect signed by authorized officers of the Seller.

          (ii) The Purchaser shall have received all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof:

               (A) [Reserved];

               (B) If required pursuant to Section 3 hereof, the Mortgage Loan Schedule containing the information set forth on Exhibit 1 hereto;

               (C) The Pooling and Servicing Agreement, in form and substance reasonably satisfactory to the Trustee and the Purchaser, and all documents required thereby duly executed by all signatories;

               (D) A certificate of an officer of the Seller dated as of the Closing Date, in a form reasonably acceptable to the Purchaser, and attached thereto the resolutions of the Seller's authorizing the transactions contemplated by this Agreement, together with copies of the charter and by-laws of the Seller;

               (E) One or more opinions of counsel from the Seller's counsel otherwise in form and substance reasonably satisfactory to the Purchaser, the Trustee and each Rating Agency;

               (F) A letter from each of the Rating Agencies giving each Class of Certificates set forth on Schedule B the rating set forth on Schedule B; and

               (G) Such other documents, certificates (including additional representations and warranties) and opinions as may be reasonably necessary to secure the intended ratings from each Rating Agency for the Certificates.

          (iii) The Certificates to be sold to Merrill Lynch pursuant to the Underwriting Agreement shall have been issued and sold to Merrill Lynch.

          (iv) The Seller shall have furnished to the Purchaser such other certificates of its officers or others and such other documents and opinions of counsel to evidence fulfillment of the conditions set forth in this Agreement and the transactions contemplated hereby as the Purchaser and its counsel may reasonably request.

          (b) The obligations of the Seller under this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

          (i) The obligations of the Purchaser required to be performed by it on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects, and all of the representations and warranties of the Purchaser under this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date, and no event shall have occurred which would constitute a breach by it of the terms of this Agreement, and the Seller shall have received a certificate to that effect signed by an authorized officer of the Purchaser.

          (ii) The Seller shall have received copies of all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to the Seller, duly executed by all signatories other than the Seller as required pursuant to the respective terms thereof:

               (A) [Reserved];

               (B) The Pooling and Servicing Agreement, in form and substance reasonably satisfactory to the Seller, and all documents required thereby duly executed by all signatories;

               (C) A certificate of an officer of the Purchaser dated as of the Closing Date, in a form reasonably acceptable to the Seller, and attached thereto the resolutions of the Purchaser authorizing the transactions contemplated by this Agreement and the Pooling and Servicing Agreement, together with copies of the Purchaser's articles of incorporation, and evidence as to the good standing of the Purchaser dated as of a recent date;

               (D) One or more opinions of counsel from the Purchaser's counsel in form and substance reasonably satisfactory to the Seller; and

               (E) Such other documents, certificates (including additional representations and warranties) and opinions as may be reasonably necessary to secure the intended rating from each Rating Agency for the Certificates;

Section 11. Notices.

     All demands, notices and communications hereunder shall be in writing but may be delivered by facsimile transmission subsequently confirmed in writing. Notices to the Seller shall be directed to First Franklin Financial Corporation, 2150 North First Street, San Jose, CA 95131, Attn: Vice President, Secondary Marketing First Franklin Financial Corporation, and notices to the Purchaser shall be directed to Merrill Lynch Mortgage Investors, Inc., 4 World Financial Center, New York, New York 10281 (Telecopy: 212-449-6710), or to any other address as may hereafter be furnished by one party to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt) provided that it is received on a business day during normal business hours and, if received after normal business hours, then it shall be deemed to be received on the next business day.

Section 12. Transfer of Mortgage Loans.

     The Purchaser retains the right to assign the Mortgage Loans and any or all of its interest under this Agreement to the Trustee without the consent of the Seller, and, upon such assignment, the Trustee shall succeed to the applicable rights and obligations of the Purchaser hereunder; provided, however, the Purchaser shall remain entitled to the benefits set forth in Sections 13 hereto and as provided in Section 2(a). Notwithstanding the foregoing, the sole and exclusive right and remedy of the Trustee with respect to a breach of representation or warranty of the Seller shall be the purchase or substitution obligations of the Seller contained in Sections 5 and 7 hereof.

Section 13. Representations, Warranties and Agreements to Survive Delivery.

     All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Seller submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans to the Purchaser (and by the Purchaser to the Trustee). Subsequent to the delivery of the Mortgage Loans to the Purchaser, the Seller's representations and warranties contained herein with respect to the Mortgage Loans shall be deemed to relate to the Mortgage Loans actually delivered to the Purchaser and included in the Mortgage Loan Schedule and any Substitute Mortgage Loan and not to those Mortgage Loans deleted from the Preliminary Mortgage Loan Schedule pursuant to
Section 3 hereof prior to the Closing.

Section 14. Mandatory Delivery; Grant of Security Interest.

     The sale and delivery on the Closing Date of the Mortgage Loans described on the Mortgage Loan Schedule in accordance with the terms and conditions of this Agreement is mandatory. It is specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser in the event of the Seller's failure to deliver the Mortgage Loans on or before the Closing Date. The Seller hereby grants to the Purchaser a lien on and a continuing security interest in the Seller's interest in each Mortgage Loan and each document and instrument evidencing each such Mortgage Loan to secure the performance by the Seller of its obligation hereunder, and the Seller agrees that it holds such Mortgage Loans in custody for the Purchaser, subject to the Purchaser's obligation to deliver or cause to be delivered the consideration for the Mortgage Loans pursuant to Section 2 hereof. The Seller agrees that, upon acceptance of the Mortgage Loans by the Purchaser or its designee and delivery of payment to the Seller, that its security interest in the Mortgage Loans shall be released. All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

     Notwithstanding the foregoing, if on the Closing Date, each of the conditions set forth in Section 10 hereof shall have been satisfied and the Purchaser shall not have paid or caused to be paid the purchase price as described in Section 2(c) hereof, or any such condition shall not have been waived or satisfied and the Purchaser determines not to pay or cause to be paid the purchase price, the Purchaser shall immediately effect the redelivery of the Mortgage Loans, if delivery to the Purchaser has occurred and the security interest created by this Section 18 shall be deemed to have been released.

Section 15. Severability.

     Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

Section 16. Counterparts.

     This Agreement may be executed in counterparts, each of which will be an original, but which together shall constitute one and the same agreement.

Section 17. Amendment.

     This Agreement cannot be amended or modified in any manner without the prior written consent of each party.

Section 18. GOVERNING LAW.

     THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE AND PERFORMED IN THE STATE OF NEW YORK AND SHALL BE INTERPRETED IN ACCORDANCE WITH THE LAWS OF SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES OF SUCH STATE.

Section 19. Further Assurances.

     Each of the parties agrees to execute and deliver such instruments and take such actions as another party may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement including any amendments hereto which may be required by either Rating Agency.

Section 20. Successors and Assigns.

     This Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser and their permitted successors and assigns and, to the extent specified in Section 13 hereof, Merrill Lynch, and their directors, officers and controlling persons (within the meaning of federal securities laws). The Seller acknowledges and agrees that the Purchaser may assign its rights under this Agreement (including, without limitation, with respect to the Seller's representations and warranties respecting the Mortgage Loans) to the Trustee. Any Person into which the Seller may be merged or consolidated (or any Person resulting from any merger or consolidation involving the Seller), any Person resulting from a change in form of the Seller or any Person succeeding to the business of the Seller, shall be considered the "successor" of the Seller hereunder and shall be considered a party hereto without the execution or filing of any paper or any further act or consent on the part of any party hereto. Except as provided in the two preceding sentences, this Agreement cannot be assigned, pledged or hypothecated by either party hereto without the written consent of the other parties to this Agreement and any such assignment or purported assignment shall be deemed null and void.

Section 21. The Seller.

     The Seller will keep in full effect all rights as are necessary to perform their respective obligations under this Agreement.

Section 22. Entire Agreement.

     This Agreement contains the entire agreement and understanding between the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.

Section 23. No Partnership.

     Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

                                        FIRST FRANKLIN FINANCIAL CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        MERRILL LYNCH MORTGAGE INVESTORS, INC.


                                        By:
                                            ------------------------------------
                                        Name: Paul Park
                                        Title: Authorized Signatory

                                   EXHIBIT 1

                       MORTGAGE LOAN SCHEDULE INFORMATION

     The Mortgage Loan Schedule shall set forth the following information with respect to each Mortgage Loan:

     (1)  the Seller's Mortgage Loan identifying number;

     (2)  the Mortgagor's first and last name;

     (3) the street address of the Mortgaged Property including the state and zip code;

     (4)  a code indicating whether the Mortgaged Property is owner-occupied;

     (5)  the type of Residential Dwelling constituting the Mortgaged Property;

     (6) the original months to maturity, calculated (i) in the case of a modified loan, the number of months between the date on which the first Monthly Payment was due per the modification agreement on such Mortgage Loan and the stated maturity date per the modification agreement, and (ii) in the case of a non-modified loan, the number of months between the date on which the first Monthly Payment was due on such Mortgage Loan and the stated maturity date;

     (7) the original date of the Mortgage Loan, and if the loan has been modified, the modification date of the Mortgage Loan, and the remaining months to maturity from the Cut-off Date, based on the original amortization schedule;

     (8) the Loan-to-Value Ratio at origination, except with respect to a modified loan, for which such calculation shall be performed using the appraisal obtained at the time of the modification and without regards to sales price;

     (9)  the Mortgage Rate in effect immediately following the Cut-off Date;

     (10) the date on which the first Monthly Payment was due on the Mortgage Loan, except with respect to a modified loan, the date on which the first Monthly Payment was due on the loan per the modification agreement;

     (11) the stated maturity date, except with respect to a modified loan, the date on which the stated maturity date on the loan per the modification agreement;

     (12) the amount of the Monthly Payment at origination, except with respect to a modified loan, the amount of the initial Monthly Payment per the modification agreement;

     (13) the amount of the Monthly Payment as of the Cut-off Date;

     (14) the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance;

     (15) the original principal amount of the Mortgage Loan, except with respect to a modified loan, the principal amount stated on the modification agreement as then due;

     (16) the Stated Principal Balance of the Mortgage Loan as of the close of business on the Cut-off Date;

     (17) with respect to each Adjustable Rate Mortgage Loan, the first Mortgage Rate Adjustment Date and the number of months between each Adjustment Date thereafter, except with respect to a modified loan that is an Adjustable Rate Mortgage Loan, the first Mortgage Rate Adjustment Date per the modification agreement;

     (18) with respect to each Adjustable Rate Mortgage Loan, the number of days prior to the Origination Date and each Adjustment Date thereafter, whereby the Index is determined;

     (19) with respect to each Adjustable Rate Mortgage Loan, the Gross Margin, except with respect to a modified loan, the Gross Margin stated on the modification agreement;

     (20) with respect to each Adjustable Rate Mortgage Loan, the Periodic Rate Cap, except with respect to a modified loan, the Periodic Rate Cap stated on the modification agreement;

     (21) with respect to each Adjustable Rate Mortgage Loan, the Initial Rate Cap, except with respect to a modified loan, the Initial Rate Cap stated on the modification agreement;

     (22) a code indicating the purpose of the loan (i.e., purchase financing, Rate/Term Refinancing, Cash-Out Refinancing);

     (23) with respect to each Adjustable Rate Mortgage Loan, the Maximum Mortgage Rate under the terms of the Mortgage Note, except with respect to a modified loan, the Maximum Mortgage Rate stated on the modification agreement;

     (24) with respect to each Adjustable Rate Mortgage Loan, the Minimum Mortgage Rate under the terms of the Mortgage Note, except with respect to a modified loan, the Minimum Mortgage Rate stated on the modification agreement;

     (25) the Mortgage Rate at origination, except with respect to a modified loan, for which the initial Mortgage Rate per the modification agreement shall be provided;

     (26) with respect to each Adjustable Rate Mortgage Loan, the first Adjustment Date immediately following the Cut-off Date;

     (27) with respect to each Adjustable Rate Mortgage Loan, the Index and the number of decimal places to which the Index is rounded;

     (28) a code indicating whether the Mortgage Loan is an Adjustable Rate Mortgage Loan or a Fixed Rate Mortgage Loan, where for modified loans, the code reflects the whether the modified loan is an Adjustable Rate Mortgage Loan or a Fixed Rate Mortgage Loan;

     (29) a code indicating the documentation style (i.e., full, alternative or reduced);

     (30) a code indicating if the Mortgage Loan is subject to a primary insurance policy;

     (31) a code indicating whether the Mortgage Loan is a Buydown Mortgage
          Loan;

     (32) a code indicating the product type of the Mortgage Loan;

     (33) a code indicating whether the Mortgage Loan is subject to a Prepayment Charge, the term of such Prepayment Charge, the amount of such Prepayment Charge to be provided on a prepayment penalty matrix attached to such Mortgage Loan Schedule;

     (34) the Appraised Value of the Mortgaged Property, and if such loan is a modified loan, the Appraised Value;

     (35) the sale price of the Mortgaged Property, if applicable;

     (36) a code indicating whether the Mortgaged Property is subject to a First Lien or a Second Lien;

     (37) the Credit Score of the Mortgagor;

     (38) the Mortgagor's debt to income ratio;

     (39) with respect to each Adjustable Rate Mortgage Loan, to the extent that such Mortgage Loan is an interest only loan, the number of months/years whereby the scheduled payment payable by a Mortgagor under the related Mortgage Note on each Due Date includes only interest payments;

     (40) points and fees at origination, described in the aggregate;

     (41) a code indicating whether the Mortgagor is self-employed;

     (42) the Mortgagor's monthly income;

     (43) the number of months from disposition of bankruptcy (use "999" to indicate no bankruptcy);

     (44) the number of months from disposition of foreclosure (use "999" to indicate no foreclosure);

     (45) a payment string relating to payment history for the past 12 months of the current mortgage loan performance;

     (46) the Combined Loan-to-Value Ratio (including all senior and junior mortgage loans), using the appraisal obtained at the time of modification in relation to modified loans;

     (47) the original balance on any mortgage loan senior in priority to the Mortgage Loan;

     (48) the Mortgagor's social security number;

     (49) the type of appraisal performed on the Mortgaged Property;

     (50) a code indicating whether the Mortgage Note permits negative amortization;

     (51) a code indicating whether the Mortgage Note permits deferred interest;

     (52) a code indicating whether the Mortgage is a graduated payment mortgage loan;

     (53) a code indicating whether the Mortgage Loan is a reverse-mortgage loan;

     (54) the unpaid principal balance of the Mortgage Loan;

     (55) with respect to any modification agreement, the modification type; and

     (56) with respect to each DAD Loan, the dividend rate and the reserved amount.

With respect to the Mortgage Loan Package in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the related Cut-off
Date:

     (1)  the number of Mortgage Loans;

     (2)  the current principal balance of the Mortgage Loans;

     (3)  the weighted average Mortgage Rate of the Mortgage Loans; and

     (4)  the weighted average maturity of the Mortgage Loans.

Schedule I hereto shall be supplemented as of each Closing Date to reflect the addition of the Mortgage Loan Schedule with respect to the related Mortgage Loan Package.

                                    EXHIBIT 2

                         CONTENTS OF EACH MORTGAGE FILE

                            [Intentionally Omitted]

                                    EXHIBIT 3

           APPENDIX E - STANDARD & POOR'S PREDATORY LENDING CATEGORIES

                                                          REVISED April 18, 2006

Standard & Poor's has categorized loans governed by anti-predatory lending laws in the Jurisdictions listed below into three categories based upon a combination of factors that include (a) the risk exposure associated with the assignee liability and (b) the tests and thresholds set forth in those laws. Note that certain loans classified by the relevant statute as Covered are included in Standard & Poor's High Cost Loan Category because they included thresholds and tests that are typical of what is generally considered High Cost by the industry.

STANDARD & POOR'S HIGH COST LOAN CATEGORIZATION

                                                                  Category under
                                                                    Applicable
                               Name of Anti-Predatory         Anti-Predatory Lending
  State/Jurisdiction          Lending Law/Effective Date                Law
  ------------------    -----------------------------------   ----------------------
Arkansas                Arkansas Home Loan Protection Act,    High Cost Home Loan
                        Ark. Code Ann. Sections 23-53-101
                        et seq.

                        Effective July 16, 2003

Cleveland Heights, OH   Ordinance No. 72-2003 (PSH), Mun.     Covered Loan
                        Code Sections 757.01 et seq.

                        Effective June 2, 2003

Colorado                Consumer Equity Protection, Colo.     Covered Loan
                        Stat. Ann. Sections 5-3.5-101 et
                        seq.

                        Effective for covered loans offered
                        or entered into on or after January
                        1, 2003. Other provisions of the
                        Act took effect on June 7, 2002

Connecticut             Connecticut Abusive Home Loan         High Cost Home Loan
                        Lending Practices Act, Conn. Gen.
                        Stat. Sections 36a-746 et seq.

                        Effective October 1, 2001

District of Columbia    Home Loan Protection Act, D.C. Code   Covered Loan
                        Sections 26-1151.01 et seq.

                        Effective for loans closed on or
                        after January 28, 2003

                                                                  Category under
                                                                    Applicable
                               Name of Anti-Predatory         Anti-Predatory Lending
  State/Jurisdiction          Lending Law/Effective Date                Law
  ------------------    -----------------------------------   ----------------------
Florida                 Fair Lending Act, Fla. Stat. Ann.     High Cost Home Loan
                        Sections 494.0078 et seq.

                        Effective October 2, 2002

Georgia (Oct. 1, 2002   Georgia Fair Lending Act, Ga. Code    High Cost Home Loan
- Mar. 6, 2003)         Ann. Sections 7-6A-1 et seq.

                        Effective October 1, 2002 - March
                        6, 2003

Georgia as amended      Georgia Fair Lending Act, Ga. Code    High Cost Home Loan
(Mar. 7, 2003 -         Ann. Sections 7-6A-1 et seq.
current)
                        Effective for loans closed on or
                        after March 7, 2003

HOEPA Section 32        Home Ownership and Equity             High Cost Loan
                        Protection Act of 1994, 15 U.S.C.
                        Section 1639, 12 C.F.R. Sections
                        226.32 and 226.34

                        Effective October 1, 1995,
                        amendments October 1, 2002

Illinois                High Risk Home Loan Act, Ill. Comp.   High Risk Home Loan
                        Stat. tit. 815, Sections 137/5 et
                        seq.

                        Effective January 1, 2004 (prior to
                        this date, regulations under
                        Residential Mortgage License Act
                        effective from May 14, 2001)

Kansas                  Consumer Credit Code, Kan. Stat.      High Loan to Value
                        Ann. Sections 16a-1-101 et seq.       Consumer Loan (id.
                                                              Section 16a-3-207) and;
                        Sections 16a-1-301 and 16a-3-207
                        became effective April 14, 1999;      High APR Consumer Loan
                        Section 16a-3-308a became effective   (id. Section 16a-3-308a)
                        July 1, 1999

Kentucky                2003 KY H.B. 287 - High Cost Home     High Cost Home Loan
                        Loan Act, Ky. Rev. Stat. Sections
                        360.100 et seq.

                        Effective June 24, 2003

                                                                  Category under
                                                                    Applicable
                               Name of Anti-Predatory         Anti-Predatory Lending
  State/Jurisdiction          Lending Law/Effective Date                Law
  ------------------    -----------------------------------   ----------------------
Maine                   Truth in Lending, Me. Rev. Stat.      High Rate High Fee
                        tit. 9-A, Sections 8-101 et seq.      Mortgage

                        Effective September 29, 1995 and as
                        amended from time to time

Massachusetts           Part 40 and Part 32, 209 C.M.R.       High Cost Home Loan
                        Sections 32.00 et seq. and 209
                        C.M.R. Sections 40.01 et seq.

                        Effective March 22, 2001 and
                        amended from time to time

Nevada                  Assembly Bill No. 284, Nev. Rev.      Home Loan
                        Stat. Sections 598D.010 et seq.

                        Effective October 1, 2003

New Jersey              New Jersey Home Ownership Security    High Cost Home Loan
                        Act of 2002, N.J. Rev. Stat.
                        Sections 46:10B-22 et seq.

                        Effective for loans closed on or
                        after November 27, 2003

New Mexico              Home Loan Protection Act, N.M. Rev.   High Cost Home Loan
                        Stat. Sections 58-21A-1 et seq.

                        Effective as of January 1, 2004;
                        Revised as of February 26, 2004

New York                N.Y. Banking Law Article 6-l          High Cost Home Loan

                        Effective for applications made on
                        or after April 1, 2003

North Carolina          Restrictions and Limitations on       High Cost Home Loan
                        High Cost Home Loans, N.C. Gen.
                        Stat. Sections 24-1.1E et seq.

                        Effective July 1, 2000; amended
                        October 1, 2003 (adding open-end
                        lines of credit)

                                Name of Anti-Predatory          Category under Applicable
   State/Jurisdiction         Lending Law/Effective Date       Anti-Predatory Lending Law
   ------------------     ----------------------------------   --------------------------
Ohio                      H.B. 386 (codified in various        Covered Loan
                          sections of the Ohio Code), Ohio
                          Rev. Code Ann. Sections 1349.25 et
                          seq.

                          Effective May 24, 2002

Oklahoma                  Consumer Credit Code (codified in    Subsection 10 Mortgage
                          various sections of Title 14A)

                          Effective July 1, 2000; amended
                          effective January 1, 2004

South Carolina            South Carolina High Cost and         High Cost Home Loan
                          Consumer Home Loans Act, S.C. Code
                          Ann. Sections 37-23-10 et seq.

                          Effective for loans taken on or
                          after January 1, 2004

West Virginia             West Virginia Residential Mortgage   West Virginia Mortgage
                          Lender, Broker and Servicer Act,     Loan Act Loan
                          W. Va. Code Ann. Sections 31-17-1
                          et seq.

                          Effective June 5, 2002

STANDARD & POOR'S COVERED LOAN CATEGORIZATION

                                Name of Anti-Predatory          Category under Applicable
   State/Jurisdiction         Lending Law/Effective Date       Anti-Predatory Lending Law
   ------------------     ----------------------------------   --------------------------
Georgia (Oct. 1, 2002 -   Georgia Fair Lending Act, Ga. Code   Covered Loan
Mar. 6, 2003)             Ann. Sections 7-6A-1 et seq.

                          Effective October 1, 2002 - March
                          6, 2003

New Jersey                New Jersey Home Ownership Security   Covered Home Loan
                          Act of 2002, N.J. Rev. Stat.
                          Sections 46:10B-22 et seq.

                          Effective November 27, 2003 - July
                          5, 2004

STANDARD & POOR'S HOME LOAN CATEGORIZATION

                               Name of Anti-Predatory           Category under Applicable
   State/Jurisdiction         Lending Law/Effective Date       Anti-Predatory Lending Law
   ------------------     ----------------------------------   --------------------------
Georgia (Oct. 1, 2002 -   Georgia Fair Lending Act, Ga. Code   Home Loan
Mar. 6, 2003)             Ann. Sections 7-6A-1 et seq.

                          Effective October 1, 2002 - March
                          6, 2003

New Jersey                New Jersey Home Ownership Security   Home Loan
                          Act of 2002, N.J. Rev. Stat.
                          Sections 46:10B-22 et seq.

                          Effective for loans closed on or
                          after November 27, 2003

New Mexico                Home Loan Protection Act, N.M.       Home Loan
                          Rev. Stat. Sections 58-21A-1 et
                          seq.

                          Effective as of January 1, 2004;
                          Revised as of February 26, 2004

North Carolina            Restrictions and Limitations on      Consumer Home Loan
                          High Cost Home Loans, N.C. Gen.
                          Stat. Sections 24-1.1E et seq.

                          Effective July 1, 2000; amended
                          October 1, 2003 (adding open-end
                          lines of credit)

South Carolina            South Carolina High Cost and         Consumer Home Loan
                          Consumer Home Loans Act, S.C. Code
                          Ann. Sections 37-23-10 et seq.

                          Effective for loans taken on or
                          after January 1, 2004

                                   SCHEDULE A

                             MORTGAGE LOAN SCHEDULE

                            [Intentionally Omitted]

                                   SCHEDULE B

                 REQUIRED RATINGS FOR EACH CLASS OF CERTIFICATES

                                  Certificates

Class          Moody's       S&P
-----        ------------   ----
Class A-1         Aaa        AAA
Class A-2A        Aaa        AAA
Class A-2B        Aaa        AAA
Class A-2C        Aaa        AAA
Class R           N/R        AAA
Class M-1         Aa1        AA+
Class M-2         Aa2        AA
Class M-3         Aa3        AA
Class M-4         A1         A+
Class M-5         A2          A
Class M-6         A3         A-
Class B-1        Baa1       BBB+
Class B-2        Baa2        BBB
Class B-3        Baa3       BBB-
Class B-4         Ba1        BB+

None of the above ratings has been lowered since the respective dates of such letters.